                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): January 27, 1999


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)



             Commission File Number: 1934 Act File Number: 1-13174


                    Maryland                        54-1681655
          (State of other jurisdiction of        (I.R.S. Employer
            incorporation or organization)      Identification No.)

                 2345 Crystal Drive
                  Crystal City, VA                    22202
                (Address of principal               (Zip Code)
                  executive offices)



       Registrant's telephone number including area code: (703) 920-8500
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Item 2.   Property Acquisitions
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       On January 27, 1999, Charles E. Smith Residential Realty L.P. ("the
Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, closed the acquisition of two apartment properties located in Chicago, Illinois ("Parkwest" and "Terrace"). The transaction was pro-rated for an effective date of January 13, 1999. The capitalized cost for Parkwest was $13.6 million consisting of 196,504 limited partnership units of the Operating Partnership ("Units") valued at $6.1 million, assumed debt of $6.0 million, a fair value adjustment to debt of $0.4 million, initial capital improvements costs of $0.8 million, and $0.3 million in acquisition related costs. The capitalized cost for The Terrace was $25.0 million consisting of 319,595 Units valued at $10.0 million, assumed debt of $13.7 million, a fair value adjustment to debt of $0.7 million, initial capital improvements costs of $0.4 million, and $0.2 million in acquisition related costs. At closing, 58,393 of the Units given for Parkwest and 28,044 of the Units given for Terrace were immediately redeemed for cash at $31.20 per Unit. Built in 1969, the Parkwest property is a 139-unit high-rise with an enclosed parking garage. The Terrace, built in 1968, is a 3-story, 427-unit property with open surface parking.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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(A) Pro Forma and historical financial information for Parkwest and Terrace will be filed within 60 days of this Report on Form 8-K.

(B) Exhibits
     99.1 Press Release dated December 22, 1998 of the Company.

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                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 12th day of February 1999.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                              By:  /s/ W. D. Minami
                                  -------------------------------------------
                                  W. D. Minami
                                  Senior Vice President and Chief Financial
                                  Officer of the Registrant



                              By:  /s/ Steven E. Gulley
                                  -------------------------------------------
                                  Steven E. Gulley
                                  Vice President and Chief Accounting Officer
                                  of the Registrant

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                                 EXHIBIT INDEX


EXHIBIT NO.   EXHIBIT
----------    -------

99.1          Press Release dated December 22,1998 of the Company


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